EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 11, 2016, with respect to the consolidated financial statements of Intricon Corporation and Subsidiaries, which appears on page 33 of the annual report on Form 10-K for the year ended December 31, 2015.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

May 12, 2016